Exhibit 10.1

December 16, 2019

LETTER AGREEMENT

This Letter Agreement (“Agreement”) is entered into on December 16, 2019, between:

Blue Sky Resources Ltd (“BSR”), a body corporate duly incorporated under the laws of the Province of Alberta, with corporate office at Suite 300, 840 6th Avenue SW, Calgary, AB T2P 3E5, Canada,

AND

Petrolia Canada Corporation (“Petrolia”), a body corporate duly incorporated under the laws of the Province of Alberta, with a mailing address located at #335, 1500 – 14th Street SW, Calgary, Alberta T3C 1C9, Canada.

(BSR and Petrolia may sometimes be referred to together as “Parties”, and individually as “Party”)

(All monetary terms are in Canadian Dollars)

RECITALS:

I.	WHEREAS, BSR is acquiring certain oil and gas producing properties (“Assets”) in Alberta, Canada, from Vermilion Energy Inc (“Vermilion”) for a purchase price of $5.5 Million under the terms of the Purchase and Sale Agreement (“PSA”) dated August 16, 2019 (PSA and Assets are attached as Exhibit A); and

II.	WHEREAS, BSR has been approved by Alberta Energy Regulator (“AER”) to be a License Holder of wells and facilities in Alberta. AER’s confirmation, dated November 15, 2019, is attached as Exhibit B; and

III.	WHEREAS, Petrolia desires to acquire a 50% interest in the Assets upon consummation of BSR’s transaction with Vermilion, subject to the conditions of the PSA; and

IV.	WHEREAS, BSR is willing to sell a 50% interest in the Assets to Petrolia.

Suite 300, 840 6th Avenue SW, Calgary, AB T2P 3E5, Canada | blueskyoilandgas.com

NOW THEREFORE, in consideration of the foregoing Recitals, the Parties enter into this Agreement under the terms and conditions as set forth below:

1.	Purchase Price: $2,750,000.

●	Petrolia to remit the Purchase Price in cash, (less funds already paid) to DLA Piper Trust Account for Escrow Closing (currently scheduled for January 7, 2020). All cash and assignments shall be held in escrow until all documents are filed with AER and confirmation received from AER. Once such confirmation is received, cash is disbursed to Vermilion and Assignments are given to Petrolia for a 50% interest and to BSR and its other partners for the remaining 50% interest.

2.	Interest Acquired: 50% of the Assets, subject to the terms of the PSA, to which Petrolia shall be bound.

3.	Effective Date: June 1, 2019. All income from the Effective Date, less expenses, shall be credited to Petrolia.

4.	Closing Date: The date when all the Parties receive their assignments, free of any encumbrances, and production credits from the Effective Date are disbursed.

5.	Contingent Payment: As it is included in the PSA, Petrolia remains liable for 50% of a Contingent Payment to Vermillion in the amount of $3.5 Million (Petrolia’s share is $1.75 Million). As the timing of such payment is unknown, Petrolia retains an option to remove such liability by remittance of $350,000 within 3 months of Closing. Upon receipt of such payment BSR shall release Petrolia from any liability related to the Contingent Payment.

6.	Joint Operating Agreement (“JOA”): Petrolia shall be the Contract Operator of the Assets and all operations shall be governed by the terms of the JOA between Petrolia and the other Working Interest partners.

7.	Severability: the rights, duties, obligations, and responsibilities of BSR and Petrolia are several and not joint nor collective.

8.	Confidentiality: the terms of this Agreement must be held confidential by the Parties and shall not be divulged in any way to any third party by any one Party without the prior written approval of the other Party.

9.	Choice of Law: This Agreement shall be governed by and construed in accordance with the laws of Alberta, Canada.

10.	Amendments: The Agreement may be amended only by mutual consent between the Parties. If any provision of this Agreement becomes invalid or unenforceable, the validity of other provisions shall not be affected.

11.	No Partnership: Nothing in this Agreement is intended to or shall be deemed to establish any partnership or joint venture between the Parties, constitute either Party as the agent of the other Party, nor authorize either of the Parties to make or enter into any commitments for or on behalf of the other Party.

12.	Prior Letter Agreements Void: This Agreement replaces any and all prior Letter Agreements between BSR and Petrolia regarding the Assets, and all such prior Letter Agreements are hereby voided.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have caused this Agreement to be executed as of the date first written above.

Blue Sky Resources Ltd.		Petrolia Canada Corporation

	/s/ Ilyas Chaudhary		/s/ Quinten Beasley
Name:	Ilyas Chaudhary	Name:	Quinten Beasley
Position:	President and CEO	Position:	Sr. Vice President & Director